MANAGEMENT SERVICES AGREEMENT

This AGREEMENT is made and entered into as of this 1st day of July, 2012 by and between Mutual Fund Series Trust, an Ohio business trust (the “Trust”) and MFund Services LLC, a Delaware limited liability corporation with a principal place of business at 22 High Street, Huntington, NY 11743 (“MFund”).

WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio (each a “Fund”);

WHEREAS, MFund is, among other things, in the business of providing fund administration and management services; and

WHEREAS, the Trust desires to retain MFund to perform certain management services for each Fund of the Trust listed on Exhibit A attached hereto, as it may be amended from time to time.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. APPOINTMENT

The Trust hereby appoints MFund as a management agent of the Trust on the terms and conditions set forth in this Agreement, and MFund hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

SECTION 2. SERVICES

Subject to the direction and control of the Board of Trustees of the Trust (the "Board"), MFund will perform such sponsorship, management and supervisory services as may from time to time be reasonably requested by the Trust, which shall include without limitation:

a)

General Fund Management

1.

Provide office space, equipment and clerical personnel necessary for performing the management functions herein set forth.

2.

Supervise the overall operations of the Trust, including the provision of services to the Trust by the Trust's fund accounting agent, transfer agent, administrator, custodians, auditors, and other independent contractors or agents (the "Service Providers").

3.

Negotiate contracts and fees and monitor and coordinate performance and billings of the Trust's Service Providers.

4.

Facilitate preparation and execution of the Trust’s contracts and documents including fund registration statements, management agreements, distribution plans and expense limitation agreements.

5.

Supervise the preparation of agendas and supporting documents for meetings of Trustees and committees of Trustees.

6.

Supervise the preparation of notices, proxy statements and minutes of meetings of shareholders of the Trust and Funds.

b)

Sponsor Relationship Management

1.

Manage the relationships with individual Fund sponsors/advisors including the facilitation of information gathering and general assistance to sponsors with regard to the Funds.

2.

Consult with Fund sponsors regarding investment strategies, Fund fee and class structures and servicing issues.

3.

Work with Fund sponsors in the preparation and maintenance of Fund agreements and documents.

c)

Custodial and Servicing Support

1.

Work with the Fund’s Distributor to facilitate and coordinate the execution of selling and servicing agreements on behalf of the Funds.

2.

Negotiate the terms of selling and networking/servicing agreements with various custodial, servicing and brokerage platforms.

3.

Coordinate with Fund sponsors and platforms to facilitate the setup of Funds on various custodial, servicing and brokerage platforms.

SECTION 3. COMPENSATION AND TERMS

a)

Administration Servicing Fees. The Trust, on behalf of each Fund, will pay MFund the management services fees and out of pocket expenses (the “Fees”) as set forth on Exhibit B for performance of its duties under this Agreement. The management services fees may be modified from time to time by mutual written agreement among the parties.

b)

Funds Covered. This Agreement will apply to all series (Funds) of the Trust as listed on Exhibit A as amended from time to time.

c)

Timing of Payment. The Trust and each respective Fund will pay the Fee to MFund on a monthly basis within ten days of each calendar month end.

d)

Term. This Agreement shall become effective as of the date hereof and will continue in effect for a period of one year. Subsequent to the initial one year term, this Agreement will renew for successive one year periods.

SECTION 4.  SERVICES NOT EXCLUSIVE

MFund’s services to a Fund pursuant to this Agreement are not to be deemed to be exclusive, and it is understood that MFund may render management and other services to others, including other registered investment companies.

SECTION 5.  LIMITATION OF LIABILITY

MFund may rely on information reasonably believed by MFund to be accurate and reliable.  Except as may otherwise be required by the 1940 Act or the rules thereunder, neither MFund nor its directors, officers, employees, shareholders, members, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of your duties under this Agreement, or by reason of reckless disregard by any of such persons of your obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of MFund, who may be or become a trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member, or agent of you, or one under MFund’s control or direction, even though paid by MFund.

SECTION 6.   REPRESENTATIONS, WARRANTIES AND CONDITIONS

a)

Authority to Execute and Perform Agreements.  MFund and Trust have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

b)

Governing Law and Arbitration.  The Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to conflict of laws principles.  Any controversy or claim arising out of, or related to this Agreement shall be settled by binding arbitration by one arbitrator in the State of New York in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrators' decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

c)

Modifications. Modifications of any of the terms of this Agreement can only be made by the written mutual consent of Trust and MFund, their successors or assigns.

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

MUTUAL FUND SERIES TRUST

MFUND SERVICES LLC

/s/Tobias Caldwell

/s/Jerry Szilagyi

Tobias Caldwell, Trustee

Jerry Szilagyi, President

Exhibit A

Series of the Trust

July 1, 2012

The following Funds are covered under this agreement:

AmericaFirst Quantitative Strategies Fund

AmericaFirst Absolute Return Fund

AmericaFirst Income Trends Fund

AmericaFirst Defensive Growth Fund

Camelot Premium Return Fund

Catalyst Event Arbitrage Fund*

Catalyst Insider Long/Short Fund*

Catalyst Large Cap Value Fund*

Catalyst Strategic Value Fund*

Catalyst Value Fund*

Catalyst/CP Core Equity Fund*

Catalyst/CP World Equity Fund*

Catalyst/CP Focus Large Cap Fund*

Catalyst/CP Focus Mid Cap Fund*

Catalyst/Groesbeck Growth of Income Fund*

Catalyst/Lyons Blue Chip Tactical Fund*

Catalyst/Lyons Hedged Premium Return Fund*

Catalyst/MAP Global Total Return Income Fund*

Catalyst/MAP Global Capital Appreciation Fund*

Catalyst/SMH High Income Fund*

Catalyst/SMH Total Return Income Fund*

Compass EMP Multi-Asset Balanced Fund

Compass EMP Multi-Asset Growth Fund

Compass EMP Alternative Strategies Fund

Day Hagan Tactical Allocation Fund of ETFs

Delux Long/Short Fund

Eventide Gilead Fund

JAG Large Cap Growth Fund

SignalPoint Global Fund

SMH Representation Trust**

Vista Capital Appreciation Fund

Vista Listed Private Equity Plus Fund

* No fees charged as long as Catalyst Capital Advisors LLC remains investment advisor to the Funds.

** No fees charged as long as SMH Capital Advisors remains a sub-advisor to Catalyst Capital Advisors LLC.